As filed with the Securities and Exchange Commission on March 17, 2023.

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EBET, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	7900	85-3201309
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(888) 411-2726

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Aaron Speach, President and Chief Executive Officer

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(888) 411-2726

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cavas S. Pavri

Johnathan C. Duncan

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Telephone: (202) 857-6000

Fax: (202) 857-6395

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated March 17, 2023

EBET, Inc.

6,372,530 Shares of Common Stock
Issuable upon Exercise of Outstanding Warrants

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” of up to 6,372,530 shares of our common stock issuable upon exercise of certain outstanding common stock purchase warrants issued to the selling stockholders.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling shareholders. We will receive proceeds from any cash exercise of the warrants, which, if exercised in cash with respect to all of the 6,372,530 shares of common stock offered hereby, would result in gross proceeds to us of a maximum of approximately $6.5 million; however, we cannot predict when and in what amounts or if the warrants will be exercised and it is possible that the warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The selling shareholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common stock is listed on the NASDAQ Capital Market under the symbol “EBET.” On March 16, 2023, the last sale price for our common stock as reported on the NASDAQ Capital Market was $0.395 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the warrants on any national securities exchange.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is__________, 2023

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling shareholders identified in this prospectus under the caption “Selling Shareholders,” from time to time, of up to an aggregate of 6,372,530 shares of our common stock issuable upon exercise of certain outstanding common stock purchase warrants. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling shareholders, although we will receive cash from the exercise of the outstanding common stock purchase warrants.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the caption “Where You Can Find More Information” and “Incorporation By Reference” before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference herein. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation.

You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. The terms the “Company”, “our”, or “we” refer to EBET, Inc. and its subsidiaries.

Overview

We operate platforms to provide a real money online gambling experience focused on i-gaming including casino, sportsbook and esports events. We operate under a Curacao gaming sublicense and under a strategic partnership with Aspire Global plc (“Aspire”) allowing us to provide online betting services to various countries around the world.

On November 29, 2021, we acquired the Business to Consumer (“B2C”) business of Aspire. The B2C business offers a portfolio of distinctive proprietary brands focused primarily on igaming, which is online casino and table games such as blackjack, virtual sport computer simulated games and slot machines, as well as traditional sports betting, in the locations where we are licensed to do so, to a diverse customer base operating across regulated markets.

February 2023 Offering

On February 2, 2023, we entered into a Securities Purchase Agreement (the “February Purchase Agreement”) with several institutional and accredited investors to issue, in an offering (the “February Offering”): (i) 6,372,530 shares (the “Shares”) of our common stock, par value $0.001 per share, and (ii) warrants to purchase up to an aggregate of 6,372,530 shares of common stock (the “February Warrants”). The combined purchase price of one share of common stock and accompanying February Warrant was $1.02. The February Offering closed on February 6, 2023. The gross proceeds to us from the February Offering were approximately $6.5 million, before deducting fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the February Warrants.

Subject to certain ownership limitations, the February Warrants are exercisable commencing six months after issuance. Each Warrant is exercisable into one share of common stock at a price per share of $1.02 (as adjusted from time to time in accordance with the terms thereof) and will expire five and one-half years from the issuance date.

The offering of the Shares was made pursuant to our shelf registration statement on Form S-3 (File No. 333-265538), which was declared effective by the Securities and Exchange Commission on June 22, 2022. The February Warrants and the shares of common stock issuable upon exercise of the February Warrants were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. Pursuant to the February Purchase Agreement, we agreed to file a registration statement with the SEC registering the resale of the shares underlying the February Warrants as soon as practicable and in any event within 45 calendar days of the date of the February Purchase Agreement.

On February 2, 2023, we entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with WestPark Capital, Inc. (the “WestPark”), pursuant to which we agreed to pay WestPark an aggregate fee equal to 7.0% of the gross proceeds received by us from the sale of the securities in the transaction. In addition, we also agreed to pay to WestPark (i) a cash fee equal to 1.0% of gross proceeds received by us from the sale of the securities in the transaction for non-accountable expenses, and (ii) up to $50,000 of fees and other expenses.

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Corporate Information

Our principal executive offices are located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169. Our website address is ebet.gg. The information on or accessible through our website is not part of this prospectus supplement and the accompanying prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012, and we may remain an emerging company for up to five years from the closing of our initial public offering in April 2021. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 5 of this prospectus and our Annual Report on Form 10-K for the year ended September 30, 2022 incorporated by reference herein.

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The Offering

Shares of common stock offered by the selling shareholders	Up to 6,372,530 shares of our common stock issuable upon exercise of the February Warrants.
Shares of common stock outstanding before this offering	25,144,675 shares of common stock
Shares of common stock outstanding after completion of this offering	31,517,205 shares of common stock, assuming full exercise of the February Warrants
Use of proceeds	We will receive proceeds only upon any cash exercises of the February Warrants, if any. See the caption “Use of Proceeds” in this prospectus.
Terms of this offering

The selling shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

NASDAQ symbol

Our common stock is listed on the NASDAQ Capital Market under the symbol “EBET”. There is no established public trading market for the warrants, and a market will likely never develop. The warrants are not and will not be listed for trading on the NASDAQ Capital Market, any other national securities exchange or other nationally recognized trading system.

Risk Factors	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and other information incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

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RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider and evaluate the risks described in the “Risk Factors” section in our most recent Annual Report on Form 10-K, as well as any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, before deciding whether to purchase any of the common stock being offered. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended September 30, 2022 (filed on January 13, 2023) as amended by Amendment No. 1 to the Annual Report on Form 10-K/A (filed with the SEC on January 27, 2023);

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 (filed on February 10, 2023);

•	Our Current Reports on Form 8-K and any amendments on Form 8-K/A filed on: October 6, 2022; November 4, 2022; November 23, 2022; December 6, 2022; December 22, 2022; January 3, 2023; February 1, 2023; February 2, 2023 and February 16, 2023.

•	the description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, dated and filed with the SEC on April 14, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

An updated description of our capital stock is included in the accompanying prospectus under Description of Securities.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to: Attention: Corporate Secretary, 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, telephone (888) 411-2726. The documents incorporated by reference may be accessed at our website at ebet.gg. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling shareholders identified herein. We will not receive any of the proceeds from the sale of these shares.

We will receive proceeds from any cash exercise of the warrants, which, if exercised in cash with respect to all of the 6,372,530 shares of common stock underlying the February Warrants, would result in gross proceeds to us of a maximum of approximately $6.5 million.

We intend to use any proceeds received by us from the cash exercise of the warrants for working capital purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the February Warrants may exercise the February Warrants at their own discretion and at any time until their expiration subject to and in accordance with the terms of the February Warrants. As a result, we cannot predict when or if the February Warrants will be exercised, and it is possible that the February Warrants may expire and never be exercised. In addition, the February Warrants are exercisable on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of common stock for which the February Warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the February Warrants.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

Our Series A Preferred Stock is entitled to receive dividends, at a rate of 14.0% per annum, in cash or in kind, at our option, which shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance date (November 29, 2021) and ending on the 18-month anniversary of the issuance date.

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SELLING SHAREHOLDERS

This prospectus covers an aggregate of up to 6,372,530 shares of our common stock issuable upon exercise of the February Warrants.

The following table sets forth certain information with respect to each selling shareholder, including (i) the shares of our common stock beneficially owned by the selling shareholder prior to this offering, (ii) the number of shares being offered by the selling shareholder pursuant to this prospectus and (iii) the selling shareholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling shareholders) are sold. The registration of the shares of common stock issuable to the selling shareholders upon the exercise of the warrants does not necessarily mean that the selling shareholders will sell all or any of such shares.

The table is based on information supplied to us by the selling shareholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling shareholder and the percentage ownership of that selling shareholder, shares of common stock subject to warrants held by that selling shareholder that are exercisable within 60 days after the date hereof, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 25,144,675 shares outstanding on March __, 2023.

The registration of these shares of common stock does not mean that the selling shareholders will sell or otherwise dispose of all or any of those securities. The selling shareholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling shareholders under this prospectus. Furthermore, the selling shareholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

To our knowledge and except as noted below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

Selling Shareholder (1)	Number of shares of common stock beneficially owned prior to this offering (2)	Number of shares of common stock offered (3)	Shares of common stock beneficially owned after sale of all shares of common stock offered pursuant to this prospectus (4)
			Number of Shares	Percent of Class
CVI Investments, Inc.(5)	3,921,570	1,960,785	1,960,785	7.8%
Nantahala Capital Partners II Limited Partnership(6)	186,820	121,047	65,773	*
Nantahala Capital Partners Limited Partnership(7)	349,904	226,714	123,190	*
NCP RFM LP(8)	593,167	384,332	208,835	*
Blackwell Partners LLC – Series A(9)	1,896,326	1,228,692	667,634	2.7%
Everglades Global Opportunities Fund LP(10)	822,746	245,088	577,658	2.3%
Walleye Opportunities Master Fund Ltd.(11)	4,038,487	1,960,785	2,077,702	8.3%
NewGen Alternative Income Fund(12)	633,445	96,800	536,645	2.1%
NewGen Equity Long/Short Fund(13)	1,238,124	140,287	1,142,837	4.4%
Tiff Multi-Asset Fund(14)	61,514	8,000	53,514	*

* Less than 1%

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(1) The information in this table and the related notes is based upon information supplied by the selling shareholders.

(2) Represents the total number of shares of our common stock issued or issuable to each selling shareholders as of the date of this prospectus, without regard to ownership limitations described in footnote (3) below and without regard to initial exercise dates of the warrants described in footnote (3) below, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by each of the selling shareholders as of the date hereof.

(3) Assumes that none of February Warrants that are exercisable for the shares of our common stock offered hereby have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act. The February Warrants contain beneficial ownership limitations, which provide that a holder of the warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of the warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise, provided that upon at least 61 days prior notice to us, a holder of February Warrants may increase or decrease such limitation up to a maximum of 19.99% of the number of shares of common stock outstanding.

(4) Assumes that, after the date of this prospectus and prior to completion of this offering, none of the selling shareholders (i) acquires additional shares of our common stock or other securities or (ii) sells or otherwise disposes of shares of our common stock or other securities held by such selling shareholders as of the date hereof and not offered hereby.

(5) Consists of 1,960,785 shares of common stock and 1,960,785 shares of common stock underlying the February Warrants. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering.

(6) Consists of 65,773 shares of common stock and 121,047 shares of common stock underlying the February Warrants. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, or Investment Manager, and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder.

(7) Consists of 123,190 shares of common stock and 226,714 shares of common stock underlying the February Warrants. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, or Investment Manager, and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder.

(8) Consists of 208,835 shares of common stock and 384,332 shares of common stock underlying the February Warrants. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, or Investment Manager, and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder.

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(9) Consists of 667,634 shares of common stock and 1,228,692 shares of common stock underlying the February Warrants. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, or Investment Manager, and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder.

(10) Consists of: (i) 300,992 shares of common stock and 245,088 shares of common stock underlying the February Warrants, (ii) an additional 235,188 shares of common stock underlying other warrants to purchase common stock, and (iv) 41,478 shares of common stock underlying shares of convertible shares of Series A Preferred Stock. Kenneth P. Arnold has voting and dispositive power over the shares of common stock held by Everglades Global Opportunities Fund LP.

(11) Consists of 2,077,702 shares of common stock and 1,960,785 shares of common stock underlying the February Warrants. Walleye Capital LLC is the Manager of Walleye Opportunities Master Fund Ltd., and has voting and dispositive power over the shares of common stock held by Walleye Opportunities Master Fund Ltd. William England is the CEO of Walleye Capital LLC.

(12) Consists of (i) 96,800 shares of common stock underlying the February Warrants; (ii) 302,465 shares of common stock underlying other warrants to purchase common stock, and (iii) 234,180 shares of common stock underlying shares of convertible Series A Preferred Stock.] David Dattels, Chris Rowan and Norm Chang each have voting and dispositive power over the shares of common stock held by NewGen Alternative Income Fund.

(13) Consists of (i) 140,287 shares of common stock underlying the February Warrants (ii) 778,211 shares of common stock underlying other warrants to purchase common stock and (iii) 364,626 shares of common stock underlying shares of convertible Series A Preferred Stock. David Dattels, Chris Rowan and Norm Chang each have voting and dispositive power over the shares of common stock held by NewGen Equity Long/Short Fund.

(14) Consists of (i) 8,000 shares of common stock underlying the February Warrants; (ii) 30,162 shares of common stock underlying other warrants to purchase common stock and (iii) 23,352 shares of common stock underlying shares of convertible Series A Preferred Stock. David Dattels, Chris Rowan and Norm Chang each have voting and dispositive power over the shares of common stock held by TIFF Multi-Asset Fund.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the selling shareholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to the registration of the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

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Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this registration statement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA.

In connection with sales of the shares of common stock or otherwise, and unless limited by any contractual arrangements with us, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume and the selling shareholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this registration statement or any amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this registration statement. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this registration statement.

The selling shareholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including without limitation, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling shareholder has informed us that it is not a registered broker-dealer. Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

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Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We may indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the agreements with the selling shareholders, or the selling shareholders may be entitled to contribution.

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Description of Securities

The following summary is a description of the material terms of our securities and is not complete. You should also refer to the EBET, Inc. articles of incorporation and amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Nevada Revised Statutes.

Authorized Capital Stock

Our articles of incorporation authorize us to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

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Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock. Our articles of incorporation authorizes the board to issue these shares in one or more series, to determine the designations and the powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Series A Preferred Stock Offering

On September 30, 2021, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “Investors”). Pursuant to the Subscription Agreements, the Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to such Investors shares of Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000.00 per share (the “Private Placement”). For each share of Preferred Stock issued, the Company issued the Investor a warrant to purchase 150% of the shares of Company common stock underlying the Preferred Stock (the “Warrants”). The aggregate Private Placement, which was completed on November 29, 2021 was $37,700,000.

The Preferred Stock is entitled to receive dividends, at a rate of 14.0% per annum, in cash or in kind, which shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1, beginning on the first such date after the issuance date and ending on the 18-month anniversary. With limited exceptions, the Preferred Stock will have no voting rights. Upon any liquidation, dissolution or winding-up of the Company, the holders of the Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company available to shareholders, an amount equal to the greater of: (i) the purchase price for each share of Preferred Stock then held, or (ii) the amount the holders would have received had the holders fully converted the Preferred Stock to Company common stock, in each case, before any distribution or payment shall be made to the holders of the Company’s common stock. The Preferred Stock is convertible into Company common stock at an initial conversion price of $28.00 per share (“Conversion Price”); provided that the Conversion Price is subject to anti-dilution protection upon any subsequent transaction at a price lower than the Conversion Price then in effect. In addition, on each of April 28, 2023, July 31, 2023 and October 31, 2023 (each, an “Adjustment Date”), the Conversion Price shall be adjusted to the lesser of: (i) the Conversion Price in effect on the Adjustment Date, or (ii) 85% of the average closing price of the Company’s common stock for the fifteen trading days prior to the Adjustment Date.

The Warrants expire on the fifth anniversary thereafter. The Warrants are exercisable at an exercise price of $1.02 per share, provided that the exercise price is subject to anti-dilution protection upon any subsequent transaction at a price lower than the exercise price then in effect. The Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the Warrants.

The holders of the Preferred Stock and Warrants will not have the right to convert or exercise any portion of the Preferred Stock and Warrants to the extent that, after giving effect to such conversion, such holder (together with certain related parties) would beneficially own in excess of 4.99% of the Company’s common stock outstanding immediately after giving effect to such conversion or exercise.

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February 2023 Warrants

On February 2, 2023, we entered into a securities purchase agreement, the February Purchase Agreement, with several institutional and accredited investors to issue in the February Offering: (i) 6,372,530 shares of our common stock (the Shares), and (ii) warrants to purchase up to an aggregate of 6,372,530 shares of common stock (the February Warrants). The combined purchase price of one Share and the accompanying Investor Warrant was $1.02. The February Warrants were issued at closing of the February Offering on February 6, 2023, and are exercisable commencing August 7, 2023.

The February Warrants provide that no holder of such warrant will be permitted to exercise such warrants to the extent that the holder or any of its affiliates would beneficially own in excess of 4.99% (or, upon election by such holder prior to the issuance of any Warrants, 9.99%) of our common stock after such conversion or exercise.

Each Warrant is exercisable into one share of common stock at a price per share of $1.02 (as adjusted from time to time in accordance with the terms thereof) and will expire five and one-half years from the issuance date.

The offering of the Shares was made pursuant to our shelf registration statement on Form S-3 (File No. 333-265538), which was declared effective by the Securities and Exchange Commission on June 22, 2022. The February Warrants and the shares of common stock issuable upon exercise of the February Warrants were sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. Pursuant to the February Purchase Agreement, we agreed to file a registration statement with the SEC registering the resale of the shares underlying the February Warrants as soon as practicable, and in any event within 45 calendar days of the date of the February Purchase Agreement.

 Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

No Written Consent of Stockholders. Our articles of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

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Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Preferred Stock. Our articles of incorporation authorizes our board of directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us.

Nevada Takeover Statute

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our articles of incorporation or amended and restated bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” of the corporation are prohibited for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder”. These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in our articles of incorporation.

Limitations on Liability and Indemnification of Officers and Directors

Our articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes.

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Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “EBET.”

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer and Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC.

EXPERTS

The audited financial statements as of September 30, 2022, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended September 30, 2022, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of BF Borgers CPA PC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements as of September 30, 2021, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended September 30, 2021, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of PWR CPA, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and, as a result, will file periodic and current reports, proxy statements and other information with the SEC. We make our periodic reports and other information filed with or furnished to the SEC, available, free of charge, through our website as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Additionally, these periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and SEC’s website at www.sec.gov. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC’s website referred to above.

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EBET, Inc.

6,372,530 Shares of Common Stock
Issuable upon Exercise of Outstanding Warrants

PROSPECTUS

__________________, 2023

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of EBET, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

The following expenses will be borne solely by the Registrant:

Amount to be Paid
SEC Registration fee	$284.41
Legal fees and expenses	15,000
Accounting fees and expenses	15,000
Miscellaneous fees and expenses	5,000
Total	$35,284.41

Item 14. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant’s Articles of Incorporation and bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to behave his conduct was unlawful.

II-1

Item 15. Recent Sales of Unregistered Securities.

Except as set forth below, in the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities that were not registered under the Securities Act:

On September 24, 2020, the Registrant entered into an exchange agreement with the members of Global E-sports Entertainment Group, LLC pursuant to which the Registrant acquired 100% of the entity and issued the members an aggregate of 7,340,421 shares of common stock.

On September 1, 2020, the Registrant’s wholly owned subsidiary, ESEG Limited, entered into three domain purchase agreements pursuant to which we issued convertible notes and warrants as consideration for the purchase price of each domain. Each of the domain purchase agreements required the issuance of a 10% convertible note in principal amount of $700,000 and the issuance of a warrant to purchase ordinary shares of ESEG. Two of these agreements also require an additional cash payment after five years, totaling $675,000. Upon the Registrant’s acquisition of ESEG, the Registrant exchanged the ESEG securities issued to the domain sellers for its securities. Accordingly, the Registrant issued each of the three domain seller a 10% convertible note in principal amount of $700,000, which matures on March 1, 2022 and is convertible at the option of the holder at a conversion price of $0.50 per share, and the Registrant issued the three domain sellers a five-year warrant to purchase 745,000 shares, 635,000 shares, and 635,000 shares, respectively, of its common stock at an exercise price of $0.30 per share.

In October and November 2020, the Registrant entered into four consulting agreements pursuant to which it issued the service providers an aggregate of 683,334 shares of common stock.

During October and November 2020, the Registrant completed a private placement to accredited investors of 2,000,000 shares of common stock for gross proceeds of $4.0 million. In connection with the private placement, the Registrant issued the placement agents warrants to purchase an aggregate of 173,625 shares of common stock at a purchase price of $2.00 per share.

During January and February 2021, the Registrant completed a private placement to accredited investors of 250,014 shares of common stock for gross proceeds of $0.75 million. In connection with the private placement, the Registrant issued placement agents warrants to purchase an aggregate of 8,750 shares of common stock at a purchase price of $3.00 per share.

On May 6, 2021, the Registrant exercised its option for a licensing agreement (the “License Agreement”) with Colossus (IOM) LTD, a company registered in the Isle of Man (“Colossus”). Upon exercise of the option, the Company made a payment of GBP £200,000 and agreed to issue Colossus 65,000 shares of common stock.

On November 29, 2021, the Registrant issued 37,700 shares of Series A Preferred Stock to accredited investors in a private placement for a purchase price of $1,000.00 per share, for aggregate gross proceeds of $37,700,000 (the “Private Placement”). For each share of Series A Preferred Stock issued, the Registrant issued the investor a warrant to purchase 150% of the shares of common stock underlying the Series A Preferred Stock. Subject to receipt of shareholder approval, the warrants will become exercisable and will expire on the fifth anniversary thereafter. The warrants will initially be exercisable at an exercise price of $30.00 per share.

On November 29, 2021, in connection with a credit agreement, the Registrant issued the lender a warrant (the “Lender Warrant”) to purchase 1,567,840 shares of common stock at an exercise price of $25.00 per share expiring on the earlier to occur of (i) five years following the issue date or (ii) the second anniversary of the satisfaction of all obligations of the Company under the Credit Agreement.

II-2

On November 29, 2021, the Registrant closed the acquisition agreement by and between the Registrant, certain of subsidiaries of the Registrant and Aspire Global plc, a company incorporated under the laws of Malta (“Aspire”), and certain Aspire related companies. At closing, the Registrant issued Aspire, among other consideration (i) a note for €10,000,000 (the “Note”); and (ii) 186,838 shares of Company common stock, which were valued at €5,000,000 (based on the weighted-average per-share price of the ten trading days prior to the execution date of the acquisition agreement (the “Exchange Shares”). Under certain circumstances, the Note is convertible into shares of Registrant common stock.

On June 7, 2022, we entered into Securities Purchase Agreements (the “June Purchase Agreements”) with several institutional and accredited investors to issue, in a private placement priced at-the-market under Nasdaq rules (the “June Offering”): (i) 977,657 shares of our common stock, and (ii) warrants to purchase up to an aggregate of 977,657 shares of our common stock (the “June Warrants”). The June Offering closed on June 17, 2022. The combined purchase price of one share of common stock and accompanying June Warrant was $3.58. Subject to certain ownership limitations, the June Warrants are exercisable six months after issuance. Each June Warrants is exercisable into one share of common stock at a price per share of $5.00 (as adjusted from time to time in accordance with the terms thereof) and will expire on the fifth anniversary of the date of issuance. The gross proceeds we received from the private placement were approximately $3.5 million, before deducting fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the June Warrants.

On February 2, 2023, we entered into a Securities Purchase Agreement (the “February Purchase Agreement”) with several institutional and accredited investors to issue, in an offering (the “February Offering”): (i) 6,372,530 shares (the “Shares”) of our common stock, par value $0.001 per share, and (ii) warrants to purchase up to an aggregate of 6,372,530 shares of common stock (the “February Warrants”). The combined purchase price of one share of common stock and accompanying Investor Warrant was $1.02. The February Offering closed on February 6, 2023. The gross proceeds to us from the February Offering was approximately $6.5 million, before deducting fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the February Warrants.   Subject to certain ownership limitations, the February Warrants are exercisable commencing six months after issuance. Each Warrant is exercisable into one share of common stock at a price per share of $1.02 (as adjusted from time to time in accordance with the terms thereof) and will expire five and one-half years from the issuance date.

The offering of the Shares was made pursuant to our shelf registration statement on Form S-3 (File No. 333-265538), which was declared effective by the Securities and Exchange Commission on June 22, 2022. The February Warrants and the shares of common stock issuable upon exercise of the February Warrants were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 of Regulation D promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws. Pursuant to the February Purchase Agreement, we agreed to file a registration statement with the SEC registering the resale of the shares underlying the February Warrants as soon as practicable and in any event within 45 calendar days of the date of the February Purchase Agreement.

All of the securities above were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit Number	Description of Document
2.1	Share Purchase Agreement, dated as of September 30, 2021 (incorporated by reference to the exhibit 2.1 of the Form 8-K filed October 1, 2021)
3.1	Articles of Incorporation of EBET, Inc. (incorporated by reference to exhibit 3.1 to the Company’s Form S-1 file no. 333-254068)
3.2	Amended and Restated Bylaws of EBET, Inc. (incorporated by reference to exhibit 3.2 to the Company’s Form 8-K filed May 5, 2022)
3.3	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to exhibit 3.1 to the Company’s Form 8-K filed February 1, 2023)
3.4	Articles of Merger (incorporated by reference to exhibit 3.1 to the Company’s Form 8-K filed May 5, 2022)
3.5	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock filed February 1, 2023 (incorporated by reference to exhibit 3.1 to the Company’s Form 8-K filed February 1, 2023)
4.1	Form of Common Stock Certificate (incorporated by reference to exhibit 4.1 to the Company’s Form S-1/A file no. 333-254068)
4.2	Form of Warrant issued in connection with Domain Purchase Agreements (incorporated by reference to exhibit 4.3 to the Company’s Form S-1 file no. 333-254068)
4.3	Form of Convertible Note issued in connection with Domain Purchase Agreements (incorporated by reference to exhibit 4.4 to the Company’s Form S-1 file no. 333-254068)
4.4	Form of Promissory Note between EBET, Inc., Esports Product Technologies Malta Ltd. and Aspire Global Plc (incorporated by reference to exhibit 4.1 to the Company’s Form 8-K filed December 1, 2021)
4.5	Form of Preferred Stock Investor Warrant (incorporated by reference to exhibit 4.2 to the Company’s Form 8-K filed December 1, 2021)
4.6	Form of Lender Warrant (incorporated by reference to exhibit 4.3 to the Company’s Form 8-K filed December 1, 2021)
4.7	Form of June 2022 Investor Warrant (incorporated by reference to exhibit 4.1 to the Company’s Form 8-K filed June 8, 2022)
4.9	Form of February 2023 Common Warrant (incorporated by reference to exhibit 4.1 to the Company’s Form 8-K filed February 2, 2023)
5.1 *	Opinion of ArentFox Schiff LLP
10.1 **	2020 Stock Plan of EBET, Inc., as amended, and forms of award agreements thereunder (incorporated by reference to exhibit 99.1 to the Company’s Form S-8 file no. 333- 266678)
10.2	Domain Purchase Agreement between ESEG Limited and Dover Hill LLC (incorporated by reference to exhibit 10.7 to the Company’s Form S-1 file no. 333-254068)
10.3	Domain Purchase Agreement between ESEG Limited and Esports Group LLC (incorporated by reference to exhibit 10.8 to the Company’s Form S-1 file no. 333-254068)
10.4	Domain Purchase Agreement between ESEG Limited and YSW Holdings, Inc. (incorporated by reference to exhibit 10.9 to the Company’s Form S-1 file no. 333-254068)
10.5 **	Form of Independent Director Agreement (incorporated by reference to exhibit 10.10 to the Company’s Form S-1 file no. 333-254068)
10.6 +	Software License Agreement between Galaxy Group Ltd. and ESEG Limited Dated September 28, 2020 (incorporated by reference to exhibit 10.11 to the Company’s Form S-1 file no. 333-254068)
10.7 +	White Label Agreement by and between Splash Technology Limited, and EBET, Inc. dated February 5, 2021 (incorporated by reference to exhibit 10.12 to the Company’s Form S-1 file no. 333-254068)
10.8	License Agreement between EBET, Inc. and Colossus (IOM) Limited dated May 6, 2021 (incorporated by reference to exhibit 10.1 to the Company’s Form 8-K filed May 12, 2021)
10.9 **	First Amended and Restated Employment Agreement between EBET, Inc. and Aaron Speach dated November 5, 2021 (incorporated by reference to exhibit 10.1 to the Company’s Form 8-K filed November 9, 2021)

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10.10 **	Non-Employee Director Compensation Policy (incorporated by reference to exhibit 10.3 to the Company’s Form 8-K filed November 9, 2021)
10.11	Form of Preferred Stock Subscription Agreement (incorporated by reference to the Exhibit 10.1 of the Form 8-K filed October 1, 2021)
10.12 +	Credit Agreement dated November 29, 2021 between EBET, Inc., certain subsidiaries of EBET, Inc., and CP BF Lending, LLC (incorporated by reference to the Exhibit 10.2 of the Form 8-K filed December 1, 2021)
10.13	Form of June 2022 Securities Purchase Agreement (incorporated by reference to exhibit 10.1 to the Company’s Form 8-K filed June 8, 2022)
10.14	Note Conversion Option Agreement between EBET, Inc. and CP BF LENDING, LLC (incorporated by reference to exhibit 10.2 to the Company’s Form 8-K filed June 8, 2022)
10.15	Amendment to Note Conversion Option Agreement between EBET, Inc. and CP BF LENDING, LLC (incorporated by reference to exhibit 10.1 to the Company’s Form 8-K filed June 17, 2022)
10.16 **	Employment Agreement between EBET, Inc. and Matthew Lourie (incorporated by reference to exhibit 10.1 to the Company’s Form 8-K filed September 9, 2022)
10.17 **	Employment Agreement between EBET, Inc. and Mark Thorne (incorporated by reference to exhibit 10.20 to the Company’s Form 10-K/A filed January 27, 2023)
10.18	Form of February 2023 Securities Purchase Agreement (incorporated by reference to exhibit 10.1 to the Company’s Form 8-K filed February 2, 2023)
10.19	Form of February 2023 Placement Agent Agreement between the Company and WestPark (incorporated by reference to exhibit 10.2 to the Company’s Form 8-K filed February 2, 2023)
10.20 **	Separation of employment and release agreement between EBET, Inc. and Mark Thorne (incorporated by reference to exhibit 10.1 to the Company’s Form 8-K filed February 16, 2023)
21	List of Subsidiaries (incorporated by reference to the exhibit 21 of the Form 10-K filed December 23, 2021)
23.1*	Consent of BF Borgers CPA PC
23.2*	Consent of PWR CPA LLP
23.3*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Calculation of Filing Fee Table

_______________

*	Filed herewith.
**	Management contract or compensatory plan, contract or arrangement.
+	Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, an unredacted copy of this exhibit.

(b) Consolidated Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the consolidated financial statements and the related notes.

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Item 17. Undertakings

The undersigned hereby undertakes:

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on March 17, 2023.

EBET, INC.
(Registrant)

By:	/s/ Aaron Speach
Aaron Speach
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of EBET, Inc., a Nevada corporation, that is filing a registration statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Aaron Speach and Matthew Lourie their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement , any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Aaron Speach	Chief Executive Officer, President and Director	March 17, 2023
Aaron Speach	(Principal Executive Officer)

/s/ Matthew Lourie	Chief Financial Officer	March 17, 2023
Matthew Lourie	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Nicklas	Director	March 17, 2023
Michael Nicklas

/s/ Dennis Neilander	Director	March 17, 2023
Dennis Neilander

/s/ Christopher S. Downs	Director	March 17, 2023
Christopher S. Downs

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